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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cardinal Health, Inc. of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears in the Cardinal Health, Inc. Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Chicago, Illinois
September 22, 2000